SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 Date of Report
                                November 5, 2003

                          Parallax Entertainment, Inc.
             (Exact name of registrant as specified in its charter)

                                      Texas
                 (State or other jurisdiction of incorporation)

               000-32585                                  75-213701
         (Commission File No.)                        (IRS Employer ID)

                             117, No. 249 Section 1
                               Fushing South Road
                               Taipei, Taiwan ROC

              (Address of principal executive offices and Zip Code)

                                 886-2-27000008
              (Registrant's telephone number, including area code)


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ITEM 1. CHANGES IN CONTROL OF THE REGISTRANT

In connection with and pursuant to that certain Stock Purchase Agreement dated October 28, 2003 between Olympus Investment Corporation ("Olympus") and Yarek Bartosz (the "Agreement"), on November 5, 2003, Olympus purchased from Mr. Bartosz 78,400 shares of common stock of Parallax Entertainment, Inc.,


("Parallax") which represents 51% of the outstanding shares. The purchase price for the shares was US $255,000; however Olympus withheld US $15,000 pending resolution of an outstanding judgment against Parallax. Olympus used working capital or cash on hand to pay to Mr. Bartosz the purchase price.

In connection with and pursuant to the Agreement, Mr. Bartosz resigned as an officer and Lin, Chi-Jung was named a member of the Board of Directors and Chiu, Chi-Yuan was elected President and Chief Executive Officer of Parallax. Olympus plans to name two additional members of the Board of Directors, Liu, Chien-Hwa and Lo, Yi-Yun within 30 days at which time Mr. Bartosz will resign as a director.

Also pursuant to the Agreement, Olympus shall cause Parallax to issue 30,000 shares of common stock to Mr. Bartosz in consideration of his cancellation of an approximately $10,000 debt of Parallax to Mr. Bartosz. Mr. Bartosz has granted to Olympus an one-year option to purchase those shares for US $1.00 per share. Olympus intends to exercise this option.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

99.1     Stock Purchase Agreement

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:   November 17, 2003

                           PARALLAX ENTERTAINMENT, INC.

                           BY: /s/ Chiu, Chi-Yuan
                              --------------------------------------------------
                              Chiu, Chi-Yuan, President, Chief Executive Officer

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